CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260809 on Form S-6 of our report dated January 7, 2022, relating to the financial statement of FT 9825, comprising Dow(R) Target 10 Jan. '22 - Term 2/9/23 (The Dow(R) Target 10 Portfolio, January 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 7, 2022